Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg.S-K


   Consent of Ernst & Young LLP, Independent Registered Public Accountants


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Institutional Shares and Institutional Service Shares Prospectuses and "Independent Registered Public Accountants" in the Institutional Shares and Institutional Service Shares Statement of Additional Information in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Income Securities Trust and to the incorporation by reference of our report dated June 10, 2004 on Federated Intermediate Corporate Bond Fund (formerly, Federated Intermediate Income Fund), a portfolio of Federated Income Securities Trust, included in the Annual Report to Shareholders for the fiscal year ended April 30, 2004.



                                                               ERNST & YOUNG LLP


Boston, Massachusetts
June 24, 2004